UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                 (RULE 14C-101)

   INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

                           Check the appropriate box:

                      [X] Preliminary Information Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14c-5(d)(2))
                      [ ] Definitive Information Statement

                                 LAM LIANG CORP.
                     --------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required

| | Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

| | Fee previously paid with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                                 LAM LIANG CORP.
                      SUITE 328, 369 ROCKY VISTA PARK DRIVE
                              CALGARY, B.C. T3G 5K7
                                     CANADA

                          INFORMATION STATEMENT NOTICE

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

      Notice is hereby given that as of May 5, 2006, we sought and obtained the written consent, in lieu of a meeting of stockholders, from the holders of 55.2% of the outstanding voting power of our stock, (i) approving an amendment to our Articles of Incorporation to (a) increase our authorized share capital from 75,000,000 shares of common stock, par value $0.001 ("Common Stock"), to 310,000,000 shares, comprised of 300,000,000 shares of Common Stock and 10,000,000 share of preferred stock, par value $0.001, and (b) change our name from Lam Liang Corp. to Blacksands Petroleum, Inc. and (ii) approving and ratifying the appointment of Darren R. Stevenson and Bruno Mosimann, as our directors.

      You are encouraged to carefully read the attached Information Statement, including the appendices, for further information regarding these actions. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934 (the "Exchange Act"), the approval of the actions described herein by the holders of a majority of the voting power of Lam Liang Corp. will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. We intend to mail or furnish this Information Statement to stockholders on or about May 17, 2006.

      THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

                       By Order of the Board of Directors



/s/  Darren R. Stevenson
Chief Executive Officer
May 6, 2006

                      ACTIONS BY THE BOARD OF DIRECTORS AND
                            THE MAJORITY STOCKHOLDERS

                                  FIRST ACTION

THE AMENDMENT

      On May 5, 2006, the Board approved the Amendment to enact the Share Increase and the Name Change. The Company sought, and on May 5, 2006 obtained, the approval of the Majority Stockholders to enact the Amendment.

COMMON STOCK

      Once the Certificate of Amendment to our Articles of Incorporation is effective, the Company will have authorized 300,000,000 shares of Common Stock, par value $.001 per share. The holders of our Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

      Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

PREFERRED STOCK

      Once the Certificate of Amendment to our Articles of Incorporation is effective, the Company will have authorized 10,000,000 shares of Preferred Stock, par value $.001 per share. The Preferred Stock will be issuable in series upon resolution of our Board. The Board will be authorized to establish the relative terms, rights and other provisions of any series of Preferred Stock. Our Board has no current intention of issuing any preferred stock. However, unless otherwise required by law in a particular circumstance, the Board can, without shareholder approval, issue preferred stock in the future with voting and conversion rights which could adversely affect the voting power of the Common Stock. The issuance of Preferred Stock could be expected to, and may have the effect of, delaying, averting or preventing a change in control of the Company.

NAME CHANGE

      The Company does not currently have an operating business and is considering the possibility of merging with a corporation that has operations in the field of petroleum exploration. To facilitate any potential merger discussions, the Board determined it is in the best interest of the Company to reflect in the name of the Company a name that may reflect any possible future operating subsidiary. If no such merger occurs, the Company may in the future change its name again, although it has no current plans to do so.

EFFECTIVE DATE OF THE AMENDMENT

      The Amendment will take effect upon the effectiveness of the filing a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. Pursuant to Rule 14c-2 under the Exchange Act, we intend to file the Certificate of Amendment to our Articles of Incorporation once twenty days have passed from the mailing of this Information Statement to our stockholders. A copy of the form of Certificate of Amendment to our Articles of Incorporation is attached to this Information Statement as Exhibit A.

DISSENTERS' RIGHTS

      We are a Nevada corporation. Under NRS Section 92A.380, holders of our voting securities are not entitled to dissenters' rights with respect to the Amendment, the Share Increase or the Name Change.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

      No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment, the Share Increase or the Name Change that is not shared by all other stockholders of ours.

VOTE OBTAINED

      The Majority Stockholders, holding 1,160,000 shares of Common Stock representing 55.2% of the voting power of the Company, approved the Amendment on May 5, 2006.

      Nevada Revised Statutes ("NRS") 78.390 provides that every amendment to the Company's Articles of Incorporation shall first be adopted by the resolution of the Board and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and the Company's bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company's Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Company's Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. To eliminate the costs and management time involved in holding a special meeting and to effect the amendment described herein as early as possible, the Board sought, and did in fact obtain, the written consent of the Majority Stockholders, the holders of a majority in voting interest of the Company's voting stock, which voting stock is composed of the Common Stock. NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

                                  SECOND ACTION

THE DIRECTOR APPOINTMENTS

      On April 24, 2006, the Board approved the appointment of Darren R. Stevenson and Bruno Mosimann as our directors (the "Director Appointments"), increasing the number of directors on the Board from three to five. On April 24, 2006, we filed a Schedule 14f-1 announcing the Director Appointments. Dr. Anchana Chayawatana, Prapaipan Chayawatana and Anongnat Chansangachom resigned as directors of the Company on May 5, 2006, reducing the number of directors on the Board from five to two. Although not necessary for the Director Appointments, the Company sought and on May 5, 2006 obtained the Majority Stockholders' approval and ratification of the Director Appointments.

EFFECTIVE DATE OF THE DIRECTOR APPOINTMENTS

      The Director Appointments took effect on May 5, 2006. The approval and ratification by the Majority Stockholders of the Director Appointments shall take effect after twenty days have passed from the mailing of this Information Statement to the Company's stockholders.

DISSENTERS' RIGHTS

      We are a Nevada corporation. Under NRS Section 92A.380, holders of our voting securities are not entitled to dissenters' rights with respect to the approval and ratification of the Director Appointments.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

      No current director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Director Appointments that is not shared by all other stockholders of ours.

VOTE OBTAINED

      The Majority Stockholders, holding 1,160,000 shares of Common Stock representing 55.2% of the voting power of the Company, approved and ratified the Director Appointments on May 5, 2006.

                                     GENERAL

      The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

BOARD OF DIRECTORS

The following table sets forth the names, positions and ages of the executive officers and directors. Directors are elected at the annual meeting of stockholders and serve for one year or until their successors are elected and qualify. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

Name and Address                      Age     Position(s)
----------------                      ---     -----------

Darren R. Stevenson                   34      President, Chief Executive Officer
Suite 328, 369 Rocky Vista Park Drive         Secretary, Director
Calgary, B.C. T3G 5K7

Bruno Mosimann                        62      Director
Herbstackerstreet 27
CH-8472 Seuzach
Switzerland

Dr. Anchana Chayawatana (1)(2)        30      Director
#2202 The Lakes
123 Rachadapisek Road
Bangkok 10110 Thailand

Prapaipan Chayawatana (1)(2)          58      Director
295/42 Ngarmwongwan 23 Road
Nonthaburi 11000 Thailand

Anongnat Chansangachom (2)            29      Director
458/35 Sukhumvit Road
Samut Parakarn 10280 Thailand

(1) Dr. Anchana Chayawatana is the daughter of Prapaipan Chayawatana.
(2) Resigned on May 5, 2006.

      DARREN R. STEVENSON, 34, is an entrepreneur, management executive and chemical engineer with background in business creation, technology development and project management. Mr. Stevenson was a senior executive at Royal Dutch Shell PLC where he was awarded the Shell Rainmaker award given for significant achievements. He was also given membership to the Shell President's Club which is awarded to those executives who achieve over $1 billion in new business within a fiscal year. Mr. Stevenson joined Shell Global Solutions in 2002, and he is currently the President, CEO and a director of Bighorn Petroleum Ltd.

      BRUNO MOSIMANN, 62, is an investment manager, resident in Switzerland. He has been the president and managing director of Romofin AG, a firm that supplies cash management advise to its customers, for nearly twenty years. Mr. Mosimann's other management and directorial experience includes serving as a vice-president of DRC Resources Corp. starting in September 2000, a director or Relay Mines Ltd. starting in February 2001, and a director of U-Twin Holdings Inc. starting in November 2002.

      DR. ANCHANA CHAYAWATANA, 31, was the President and CEO of the Company until April 2006 and has been a director of the Company and the sole officer and director of our subsidiary, Maha San Lam Liang Co. Ltd., a privately owned Thai corporation, since inception of both companies. From April 1998 to the present, she has practiced dentistry at President Park Dental Care, a private dental clinic in Bangkok, Thailand. From January 2003 to the present, she has practiced dentistry at Bangkok Smile, a private dental clinic in Bangkok, Thailand. From December 2002 to June 2004, she practiced dentistry at Silom Dental Clinic, a private dental clinic in Bangkok, Thailand. From February 2000 to December 13, 2002, she was an officer, director and principal shareholder of DrGoodTeeth.com, a Nevada corporation operating an online dental resource website business, which was a public reporting company. From April 1998 to September 2001, she was the head of the Dental Department at Sri Vichai 3 Hospital in Samut Sakorn, Thailand. Dr. Chayawatana attended Mahidol University in Bangkok, Thailand and received a Doctor of Dental Science degree in 1998. She attended Eastman Dental Institute at the University College London in London, England and received a Master of Science degree with distinction in Prosthetic Dentistry in 2002. She is a certified Dentist in Thailand and is a member of the Dental Council of Thailand and the Thai Prosthodontic Association. Dr. Anchana Chayawatana is the daughter of Prapaipan Chayawatana, an officer and director. Dr. Chayawatana devotes 5-10 hours per week to our business.

      PRAPAIPAN CHAYAWATANA, 59, was the Treasurer, CFO, Principal Accounting Officer of our company from November 2004 until April of 2006 and has been a director of the Company since November 2004. From March 1995 to December 1996, she was on the editorial staff of Krua Magazine, a Thai magazine that specializes in food and cooking. She has been an avid seamstress, designing clothes for over 40 years. Mrs. Chayawatana attended Srinakarin Viroj University in Bangkok, Thailand and received a Bachelor of Education degree in 1972. She also received a Bachelor of Nutrition degree from Sukhothai Phammatiraj University, in Bangkok, Thailand in 1985. Prapaipan Chayawatana is the Mother of Dr. Anchana Chayawatana, an officer and director. Mrs. Chayawatana devotes approximately 3-5 hours per week to our business.

      ANONGNAT CHANSANGACHOM, 29, was been the Secretary of our company from November 2004 until April of 2006 and has been a director of the Company since November 2004. From September 2004 to the present, she has worked in marketing and administration for In House Dental Art Co. Ltd., a dental lab in Bangkok, Thailand. From June 2002 to August 2004, she was the Office Manager for President Park Dental Care, a private dental clinic in Bangkok, Thailand. From October 2002 to November 2003, she worked part-time as a dental assistant at Boonsong Dental Clinic, a private dental clinic in Samut Prakarn, Thailand. From November 1997 to September 2002, she was Vice President of Asia Part Co. Ltd., a manufacturer of bicycle parts in Samut Prakarn, Thailand. Her duties with Asia Part Co., Lt. included bookkeeping, purchasing of raw materials, marketing, shipping and general administration. Ms. Chansangachom attended Sri Patum University in Bangkok, Thailand and received a Bachelor degree in Communication Arts, majoring in Advertising, in 1997. She also received a Certificate in Accounting from Kasem Polytechnique School in Bangkok, Thailand in 1993. Ms. Chansangachom devotes approximately 3-5 hours per week to our business.

INVOLVEMENT IN LEGAL PROCEEDINGS

To the best of our knowledge, during the past five years, none of our directors or executive officers were involved in one of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.


BOARD COMMITTEES

      The Board intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an "audit committee financial expert." Additionally, the Board is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination by the Board, the full Board will undertake the duties of the audit committee, compensation committee and nominating committee. We do not currently have an "audit committee financial expert" since we currently do not have an audit committee in place.

CODE OF ETHICS

      The Company has not formally adopted a written code of ethics that applies to the Company's principal executive officer, principal financial officer or controller, or persons performing similar functions. Based on the Company's small size, early development stage and limited financial and human resources, the Company did not adopt a written code of ethics prior to the Merger. We intend to formalize and adopt a written code of ethics when practicable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      As of the date hereof, there were no significant related party transactions between the Company and any of its officers or directors. We have not yet formulated a policy for the resolution of any related transaction conflicts, should they arise.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

      None of our directors receive any compensation for their services. Our executive officers during 2005 did not receive a salary during fiscal year 2005. On April 18, 2006, we entered into an Employment Agreement and a Stock Option Agreement with Darren R. Stevenson as part of his compensation for becoming our Chief Executive Officer, President and Secretary.

      The Employment Agreement provides Mr. Stevenson with $60,000 (Canadian) per annum, to be increased to $120,000 (Canadian) per annum in the event that the Company conducts a placement of it securities of at least US$50,000,000. The term of the Employment Agreement is for two years.

      Under the Stock Option Agreement, Mr. Stevenson will immediately receive options to purchase up to 100,000 shares of Common Stock. Mr. Stevenson will receive additional options to purchase 200,000 shares of Common Stock on January 1, 2007, 200,000 shares of Common Stock if the Company conducts a placement of at least US$10,000,000 and 500,000 shares of Common Stock if the Company conducts a placement of at least US$50,000,000. The Board anticipates that the Company will enact a 30:1 forward stock split and all of the share amounts for which the options are exercisable are on a post-split basis. All of the options, once vested, are exercisable at $2.00 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on our review of the copies of such forms received by us, we believe that during the year ended December 31, 2005 all such filing requirements applicable to our officers and directors were complied with.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      As of May 4, 2006, there were 2,100,000 shares of the Common Stock issued and outstanding. Each holder of the Common Stock is entitled to one vote for each share held by such holder. The Majority Stockholders held an aggregate of 1,160,000 shares of the Common Stock, or 55.2% of the voting power in the Company outstanding, on such date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of May 5, 2006, certain information concerning the beneficial ownership of the Common Stock by (i) each stockholder known to the Company to beneficially own five percent or more of the outstanding Common Stock; (ii) each director; (iii) each executive officer; and (iv) all of our executive officers and directors as a group, and their percentage of ownership.

 NAME AND ADDRESS                                            NUMBER OF              PERCENTAGE OF CLASS
OF BENEFICIAL OWNER                  TITLE OF CLASS         SHARES HELD               SHARES OWNED(1)
-------------------                  --------------         -----------             -------------------
Dr. Anchana Chayawatana+              Common Stock               0                           0
#2202 The Lakes
123 Rachadapisek Road
Bangkok 10110 Thailand

Prapaipan Chayawatana+                Common Stock               0                           0
295/42 Ngarmwongwan 23 Road
Nonthaburi 11000 Thailand

Anongnat Chansangachom+               Common Stock               0                           0
458/35 Sukhumvit Road
Samut Parakarn 10280 Thailand

Darren R. Stevenson                   Common Stock               1,000,000                   47.6%%
Suite 328,
369 Rocky Vista Park Drive
Calgary, B.C. T3G 5K7

Bruno Mosimann                        Common Stock               0                           0
Herbstackerstreet 27
CH-8472 Seuzach
Switzerland

Total Ownership of Common Stock by
All Directors and Officers as a
Group                                                            1,000,000                   47.6%
----------

+ Resigned as a director of the Company on May 5, 2006.
(1) Unless otherwise indicated, to the Company's knowledge each person has sole voting and investment power with respect to all listed shares. Based on 2,100,000 shares outstanding as of May 4, 2006.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

      The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and Form 10-QSB with the Securities and Exchange Commission ("SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By Order of the Board of Directors


/s/ Darren R. Stevenson
Chief Executive Officer
May 5, 2006

                                  EXHIBIT INDEX

Exhibit A:      Form of Certificate of Amendment to Articles of Incorporation

                                                                       EXHIBIT A

                            Certificate of Amendment
                       (PURSUANT TO NRS 78.385 and 78.390)

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS

          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.    Name of corporation: Lam Liang Corp.

2. The articles have been amended as follows (provide article numbers, if available):

Article I has been amended by amending and restating in full Article I of the Articles of Incorporation as follows:


                                   "ARTICLE I


      The name of this corporation is Blacksands Petroleum, Inc."


Article IV has been amended by amending and restating in full Article IV of the Articles of Incorporation as follows:

                                   "ARTICLE IV

      Section 4.01 Number and Class. The amount of the total authorized capital stock of this corporation is Three-Hundred and Ten Million (310,000,000) shares, consisting of Three-Hundred Million (300,000,000) shares of common stock with a par value of $0.001 each (the "Common Stock") and Ten Million (10,000,000) shares of Preferred Stock with a par value of $0.001 each (the "Preferred Stock"). The Common Stock and Preferred Stock may be issued from time to time without action by the stockholders. The Common Stock and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board.

      The Board may issue such shares of Common Stock or Preferred Stock in one of more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

      Section 4.02 No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board in its discretion, may determine from time to time.

      Section 4.03 Assessment of Shares. The Common Stock and Preferred Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors of the corporation shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
      1,160,000 shares in favor, or 55.2% of the voting power

4.    Effective date of filing (optional): Date of Filing

5.    Officer Signature (required): /s/ [insert]